[LETTERHEAD OF WHITE & CASE LLP]





December 2, 1999

Kennedy-Wilson, Inc.
9601 Wilshire Boulevard
Suite 220
Beverly Hills, California 90210


Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

     We have acted as special counsel to Kennedy-Wilson, Inc., a Delaware corporation (the "Company"), and are familiar with the proceedings and documents relating to the proposed registration by the Company, through a Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission, of up to 944,000 of the Company's common shares, $.01 par value ("Common Shares"), subject to grant under the Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan (the "INSOP"), and up to 81,000 Common Shares subject to grant under the Kennedy-Wilson, Inc. 1992 Non-Employee Director Stock Option Plan (the "NDSOP," and collectively with the INSOP, the "Plans"). Collectively, the shares being registered pursuant to the Registration Statement are referred to herein as the "Shares."

     For the purposes of rendering this opinion, we have examined originals or photostatic copies of:

          (1) The INSOP;

          (2) The NDSOP; and

          (3) Copies of such corporate records, agreements and other documents of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In connection with our examination of such documents, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. With respect to instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of the Company. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware.

     Based on the foregoing, in reliance thereon and subject to compliance with applicable state securities laws and the assumptions and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered in accordance with the terms and conditions set forth in the Plans and any related documents, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                        Very truly yours,

                                        /s/ White & Case LLP


RKS:JD